Exhibit 99.5

OFFICER’S CERTIFICATE

TO:	British Columbia Securities Commission

Alberta Securities Commission

Ontario Securities Commission

The Manitoba Securities Commission

Financial and Consumer Services Commission (New Brunswick)

Government of Newfoundland and Labrador Financial Services Regulation Division

Nova Scotia Securities Commission

Prince Edward Island Securities Office

Financial and Consumer Affairs Authority of Saskatchewan

Autorité des marchés financiers

Government of the Northwest Territories

Office of the Superintendent of Securities – Government of Yukon – Department of Community Services

Government of Nunavut – Department of Justice

RE:	Annual general meeting of the shareholders of Alpha Cognition Inc. (the “Company”) to be held on September 27, 2024 (the “Meeting”)

The undersigned, Michael McFadden, Director and Chief Executive Officer of the Company, hereby certifies, for and on behalf of the Company in his capacity as Director and Chief Executive Officer of the Company and not in his personal capacity, after having made due inquiry, that the following facts, matters and information are true and accurate and not misleading in any material respect:

1.	The Company has arranged to have proxy related materials for the Meeting sent in compliance with National Instrument 54-101 Communication with Beneficial Owners of Securities of a Reporting Issuer (“NI 54-101”) to beneficial owners of the Company.

2.	The Company has arranged to carry out in connection with the Meeting all of the requirements of NI 54-101 in addition to those described in paragraph 1 above.

3.	The Company is relying on section 2.20 of NI 54-101 in connection with the abridgement of certain of the time periods specified in NI 54-101 in respect of the Meeting.

The terms “beneficial owner” and “proxy-related materials” as used in this certificate shall have the meaning ascribed thereto in NI 54-101.

IN WITNESS WHEREOF the undersigned has executed this certificate as of the 21st day of August, 2024.

“Michael McFadden”
Michael McFadden
Director and Chief Executive Officer
Alpha Cognition Inc.